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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): MARCH 6, 2000



                                ZEMEX CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                      1-228                   13-5496920
(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)          Identification Number)


         CANADA TRUST TOWER, BCE PLACE
           161 BAY STREET, SUITE 3750                           M5J 2S1
            TORONTO, ONTARIO, CANADA
    (Address of Principal Executive Offices)                  (Zip Code)


Registrants' telephone number, including area code: (416) 365-8080





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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.      OTHER EVENTS.

            On March 6, 2000, Zemex Corporation ("Zemex") and Hoganas AB announced the execution of a Stock Purchase Agreement whereby Zemex will sell its metal powders division to Hoganas AB for approximately $41 million, subject to purchase price adjustments. Under the terms of the agreement,Zemex U.S. Corporation ("Zemex U.S.") a wholly owned subsidiary of Zemex, will sell to North American Hoganas Holdings, Inc., a wholly-owned subsidiary of Hoganas AB, all of the outstanding shares of common stock of Zemex U.S.'s wholly owned subsidiaries, Pyron Corporation and Pyron Metal Powders, Inc. The transaction is subject to certain closing conditions, including the approval of regulatory agencies.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ZEMEX CORPORATION


Dated:  March 9, 2000                    By:    /s/  Allen J. Palmiere
                                            ------------------------------------
                                            Allen J. Palmiere
                                            Vice President and Chief Financial
                                            Officer



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                                  EXHIBIT INDEX

Exhibit
Number                            Description

 2.1 Stock Purchase Agreement by and between Hoganas North America, Inc., Zemex U.S. Corporation, Pyron Corporation and Pyron Metal Powders, Inc. Dated March 6, 2000.

 99.1 Press Release, March 6, 2000, entitled "Zemex Announces Sale of its Metal Powders Division."